EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: June 30, 2017

THE K2 PRINCIPAL FUND, L.P.

By:	K2 GENPAR L.P., its General Partner

By:	K2 GENPAR 2009 INC., its General Partner

By:	/s/ Shawn Kimel

Shawn Kimel
President

K2 GENPAR, L.P.

By: K2 GENPAR 2009 INC., its General Partner

By:	/s/ Shawn Kimel

Shawn Kimel
President

K2 GENPAR 2009 INC.

By:	/s/ Shawn Kimel

Shawn Kimel
President

SHAWN KIMEL INVESTMENTS, INC.

By:	/s/ Shawn Kimel

Shawn Kimel
President

/s/ Shawn Kimel
K2 & ASSOCIATES INVESTMENT MANAGEMENT INC.

By:	/s/ Shawn Kimel

Shawn Kimel
President

/s/ Shawn Kimel
Shawn Kimel, in his individual capacity